                                                                     EXHIBIT 3.3

                                     BYLAWS

                                       OF

                        ANNALY MORTGAGE MANAGEMENT, INC.


                                   ARTICLE I
                                   ---------

                                      SEAL
                                      ----

          The Board of Directors may provide a suitable seal for the Corporation, which may be either facsimile or any other form of seal and shall remain in the custody of the Secretary. If the Board of Directors so provides, it shall be affixed to all certificates of the Corporation's stock and to other instruments requiring a seal. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.


                                   ARTICLE II
                                   ----------

                                     STOCK
                                     -----

          SECTION 1.    Certificates.  Each stockholder shall be entitled to
                        ------------
a certificate or certificates which shall represent and certify the number and kind and class of shares owned by it in the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer.

          The signatures may be either manual or facsimile signatures. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement or summary of such information. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as permitted by law.

          SECTION 2.   Lost Certificates.  The Board of Directors may order a
                       -----------------
new certificate or certificates of stock to be issued in place of any certificates shown to have been lost or destroyed under such terms and conditions as to it may seem reasonable. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

          SECTION 3.   Transfer Agents and Registrars.  At such time as the
                       ------------------------------
Corporation lists its securities on a national securities exchange or NASDAQ, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

          SECTION 4. Transfer of Stock. No transfers of shares of stock of the Corporation shall be made if (i) void ab initio pursuant to any Article of
                                          -- ------
the Corporation's Articles of Incorporation, or (ii) the Board of Directors, pursuant to such Articles, shall have refused to transfer such shares. Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by such Article of the Articles of Incorporation or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          The Corporation shall refuse to register any transfer of shares not made in accordance with any applicable provisions of Regulation S under the Securities Act of 1933, as amended.

          SECTION 5.   Fixing of Record Dates.  The Board of Directors may fix,
                       ----------------------
in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

          SECTION 6.   Registered Stockholders.  The Corporation shall be
                       -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law or the Articles of Incorporation.

          SECTION 7.   Regulations.  The Board of Directors may make such
                       -----------
additional rules and regulations, not inconsistent with the Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.


                                  ARTICLE III
                                  -----------

                             STOCKHOLDERS' MEETING
                             ---------------------

          SECTION 1.   Annual Meeting.  The annual meeting of the stockholders
                       --------------
of the Corporation shall be held in each year at the principal office of the Corporation or at such other place in the United States as the Board of Directors or the President may determine, at a time and date determined by the Board of Directors or the President, for the purpose of electing directors and for the transaction of such other business as may lawfully be brought before the meeting.

          SECTION 2.   Special Meetings.  Special meetings of the stockholders
                       ----------------
for any purpose or purposes may be called at any time by the President, by the Chairman of the Board of Directors, by a majority of the Board of Directors, by a majority of the Independent Directors (as defined in Section 1 of Article IV hereof), or by stockholders entitled to cast at least twenty-five percent (25%) of the votes which all stockholders are entitled to cast at the particular meeting, addressed to the Secretary. Special meetings of the Stockholders shall be called as may be required by law.

          SECTION 3.   Notices.  Notice of the annual meeting and of any special
                       -------
meeting of stockholders shall, at least ten days but not more than ninety days prior to the date thereof, be given to each stockholder entitled to vote thereat and each other stockholder entitled to notice of the meeting. Notice is given to a stockholder when it is personally delivered to it, left at its residence or usual place of business, or mailed to it at its address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if, before or after the meeting, such stockholder signs a waiver of notice which is filed with the records of the stockholders' meeting, or is present at the meeting in person or by proxy. Every notice of an annual meeting or a special meeting shall state the time and place of the meeting. If the meeting is a special meeting or notice of the purpose or purposes is required by statute, the notice shall also briefly state the purpose or purposes thereof, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at the meeting without further notice to stockholders not present in person or by proxy.

          SECTION 4.   Quorum; Manner of Acting and Adjournment.  A majority of
                       ----------------------------------------
the stock issued and outstanding and entitled to vote and represented by the holders of record thereof in person or by proxy shall be requisite to constitute a quorum at any meeting of stockholders, but less than such a majority may adjourn the meeting from time to time, and at any such adjourned meeting, any business may be transacted which might have been transacted if the meeting had been held as originally called.

          If a meeting cannot be organized because a quorum has not attended, the stockholders entitled to vote and present in person or represented by proxy may adjourn the meeting to such time and place as they may determine. At any such adjourned meeting at which a quorum may be present, such business may be transacted as might have been transacted at the meeting as originally called. No notice of any adjourned meeting of the stockholders of the Corporation shall be required to be given, except by announcement at the meeting, unless the adjournment is for more than thirty (30) days or, after the adjournment, a new record date is fixed for the adjourned meeting.

          Except as otherwise specified in the Articles of Incorporation or these Bylaws or provided by applicable law, the votes, at a duly organized meeting of the stockholders present in person or by proxy and entitled to cast at least a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall be the acts of the stockholders.

          SECTION 5.   Organization.  At every meeting of the stockholders, the
                       ------------
Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary or, in his or her absence, an assistant secretary, or in the absence of both Secretary and assistant secretaries, a person appointed by the Chairman, shall act as Secretary.

          SECTION 6.   Proxies.  Any stockholder entitled to vote at a meeting
                       -------
of the stockholders may be represented and vote thereat by proxy, appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and submitted to the Secretary at or before such meeting.

          SECTION 7.   Voting.  Each stockholder entitled to vote in accordance
                       ------
with the terms and provisions of the Maryland General Corporation Law, the Articles of Incorporation and these Bylaws, except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot.

          SECTION 8.   Voting Lists.  The officer or agent of the Corporation
                       ------------
having charge of the transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation or at the principal office or at the office of the transfer agent or registrar of the Corporation, and shall be subject to inspection by any stockholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of stockholders.

          SECTION 9.   Informal Action by Stockholders.  Unless otherwise
                       -------------------------------
provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE IV
                                   ----------

                                   DIRECTORS
                                   ---------


          SECTION 1.   Number, Classification, Election and Term.  The affairs
                       -----------------------------------------
of the Corporation shall be under the direction and control of a Board of Directors which shall be initially composed of three (3) members who shall hold office until its successors are duly chosen and qualified. The number of directors shall be increased or decreased from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors may not exceed fifteen (15) nor be less than three (3) except as permitted by law. A director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

          At all times subsequent to the consummation of an Initial Offering (as defined below), except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For the purposes of these Bylaws, (i) "Initial Offering" shall mean an offering of shares of stock of the Corporation resulting in proceeds to the Corporation of not less than $5,000,000, whether or not such offering is pursuant to a registration statement under the Securities Act of 1933, as amended, and (ii) "Independent Director" shall mean a director of the Corporation who is not an officer or employee of the Corporation, any subsidiary of the Corporation or Fixed Income Discount Advisory Company. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the Corporation.

          SECTION 2.   Function of Directors.  The business and affairs of the
                       ---------------------
Corporation shall be managed under the direction of the Board of Directors. All the powers of the Corporation are vested in and shall be exercised by or under the authority of the Board of Directors except as otherwise prescribed by statute, by the Articles of Incorporation or by these Bylaws. If the entire Board of Directors should become vacant, any stockholder may call a special meeting and directors for the unexpired term may be elected at the said special meeting in the same manner as provided for their election at annual meetings.

          SECTION 3.   Vacancies.  Any vacancy occurring on the Board of
                       ---------
Directors for any cause other than by reason of an increase in the number of directors may, subject to the provisions of Section 5, be filled by a majority of the remaining members of the Board of Directors, regardless of whether such majority of the remaining members of the Board of Directors is less than a quorum; provided, however, that if an Initial Offering has been consummated and, in accordance with Section 1, a majority of the Board of Directors are required to be Independent Directors, then Independent Directors shall nominate replacements for vacancies among the Independent Directors, which replacements must be elected by a majority of the directors, including a majority of the Independent Directors. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors including, following an Initial Offering, a majority of the Independent Directors. If the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

          SECTION 4.   Resignations.  Any director or member of a committee may
                       ------------
resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary. Acceptance of a resignation shall not be necessary to make it effective.

          SECTION 5.   Removal.  Unless statute or the Articles of Incorporation
                       -------
provide otherwise, at any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors; provided, however, that at all times subsequent to the IPO Closing, a majority of the Board of Directors shall be Independent Directors.

          SECTION 6.   Committees of the Board of Directors.
                       ------------------------------------
The Board of Directors may appoint from among its members an executive committee and other committees comprised of two (2) or more directors. A majority of the members of any committee so appointed shall be Independent Directors. If the Corporation lists its shares on a national securities exchange or on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), the Board of Directors shall appoint an audit committee comprised of not less than two (2) members, all of whom are Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect directors, declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend the Articles of Incorporation, amend or repeal the Bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. However, if the Board of Directors has given general authorization for the issuance of stock, a committee of the Board of Directors, at the direction of the Board of Directors or in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option, stock incentive or other compensation plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

          One-third (1/3), but not less than two (2), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence of disqualification of any Independent Director, such appointee shall be an Independent Director.

          Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

          SECTION 7.   Meetings of the Board of Directors.
                       ----------------------------------
Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.

          Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.

          The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders at which the directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors as provided in this Section 7, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

          Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called at any time by two (2) or more directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee, or by the Chairman of the Board of Directors or the President.

          Special meetings may be held at such place or places in or out of the State of Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

          Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each director either personally or by telephone, telegraph, overnight courier or facsimile, or by leaving the same at his residence or usual place of business at least twenty-four (24) hours before the time at which such meeting is to be held or, if by first-class mail, at least 72 hours before the time of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States Mail addressed to the director at his post office address as it appears on the records of the Corporation, with postage thereon paid. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at, or the purposes of, any special meeting of the Board of Directors. No notice of any special meeting of the Board of Directors need be given to any director who attends except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the special meeting is not lawfully called or convened, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

          Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

          SECTION 8.   Informal Action by Directors.  Unless otherwise provided
                       ----------------------------
by law, any action required to be taken at a meeting of the directors or any other action which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

          SECTION 9.   Quorum and Voting.  At all meetings of the Board of
                       -----------------
Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Corporation's Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 10.  Organization.  The Chairman of the Board shall preside at
                       ------------
each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

          SECTION 11.  Compensation of Directors.  Independent Directors shall
                       -------------------------
receive a stated salary for their services or a fixed sum, and expenses of attendance for attendance at each regular or special meeting of the Board of Directors, or of any committee thereof or both, as may be determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 12.  Investment Policies and Restrictions.  The Board of
                       ------------------------------------
Directors, including a majority of the Independent Directors, shall approve the investment policies of the Corporation. The investment policies and compliance therewith shall be reviewed by the Independent Directors at least annually to determine that the policies then being followed by the Corporation are in the best interest of the stockholders of the Corporation. Each such determination and the basis therefor shall be set forth in the minutes of the meeting of the Board of Directors.

          It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation's assets, and the investment policies of the Corporation and the limitations thereon or amendment thereof are at all times in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.


                                   ARTICLE V
                                   ---------

                                    OFFICERS
                                    --------

          SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary, who shall be elected by the Board of Directors to serve for one year and until their respective successors are elected and qualified, except as otherwise provided in any employment agreement between the Corporation and any officer. The Board of Directors may also appoint one or more Vice Presidents. The same person may hold any two or more offices except those of President and Vice President.

          SECTION 2.   Subordinate Officers; Committees and Agents. The Board of
                       -------------------------------------------
Directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including a Vice Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Portfolio Manager, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

     SECTION 3.  Chairman of the Board.  The Chairman of the Board shall preside
                 ---------------------
at all meetings of the stockholders and the Board of Directors at which he or she is present. Unless otherwise specified by the Board of Directors, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and perform the duties customarily performed by chief executive officers, and shall perform such other duties as may from time to time be requested of him or her by the Board of Directors.

     SECTION 4.  President.  Unless otherwise provided by resolution of the
                 ---------
Board of Directors, the President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The President shall, subject to the control of the Board of Directors, in general supervise and control all of the business and affairs of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 5.  Vice-Presidents.  In the absence of the President or in the
                 ---------------
event of his or her death, inability or refusal to act, or at the request of the Chief Executive Officer or President, the Vice President or Vice Presidents shall perform the duties and exercise all the powers of the President and be subject to all the restrictions upon the President. The Vice President or Vice Presidents shall perform such other duties as from time to time may be assigned to him or her or them by the President or by the Board of Directors.

     SECTION 6.  Secretary.  The Secretary shall keep the minutes of the
                 ---------
stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President, the Chief Executive Officer or the Board of Directors.

     SECTION 7.  Treasurer.  The Treasurer shall have charge and custody of and
                 ---------
be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President, the Chief Executive Officer or by the Board of Directors.

     SECTION 8.  Other Officers.  The other officers of the Corporation shall
                 --------------
perform such duties as the Chief Executive Officer and the President may from time to time assign to them.

     SECTION 9.  Removal.  Any officer elected by the Board of Directors may be
                 -------
removed, either for or without cause, at any time upon the vote of a majority of the Board of Directors.

Any other employee of the Corporation may be removed or dismissed at any time by the Chief Executive Officer.

     SECTION 10.  Resignation.  Any officer or agent may resign at any time by
                  -----------
giving written notice to the Board of Directors, or to the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 11.  Vacancies.  A vacancy in any office because of death,
                  ---------
resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or remaining members of the committee to which the power to fill such office has been delegated pursuant to Section 2 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

     SECTION 12.  Salaries.  The salaries, if any, of the officers elected by
                  --------
the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board of Directors. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 2 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE VI
                                   ----------

                                   SIGNATURES
                                   ----------

          SECTION 1.   Negotiable Instruments.  All checks, drafts or notes of
                       ----------------------
the Corporation shall be signed and/or countersigned by such officer, officers, agent or agents of the Corporation as may be so designated from time to time by the Board of Directors of the Corporation.

          SECTION 2.   Stock Transfer.  All endorsements, assignments, stock
                       --------------
powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the Chief Executive Officer, the President or any Vice President or by such officer as the Board of Directors may designate.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be the twelve calendar month period ending December 31 in each year, unless otherwise provided by the Board of Directors.


                                  ARTICLE VIII
                                  ------------

                                INDEMNIFICATION
                                ---------------

          SECTION 1.  Procedure.  Any indemnification (including, without
                      ---------
limitation, pursuant to the Company's Articles of Incorporation), or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that
(a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received either (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met or (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

          SECTION 2.  Exclusivity, Etc.  The indemnification and advance of
                      ----------------
expenses provided by the Articles of Incorporation and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Articles of Incorporation of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

          SECTION 3.  Severability; Definitions.  The invalidity or
                      -------------------------
unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase "this Bylaw" in this Article VIII means this Article VIII in its entirety.


                                   ARTICLE IX
                                   ----------

                               SUNDRY PROVISIONS
                               -----------------

          SECTION 1.  Books and Records.  The Corporation shall keep correct and
                      -----------------
complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.
The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

          SECTION 2.  Voting Upon Shares in Other Corporations.  Stock of other
                      ----------------------------------------
corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.


                                   ARTICLE X
                                   ---------

                                   AMENDMENTS
                                   ----------

          These Bylaws may be amended or replaced, or new Bylaws may be adopted, either (1) by the vote of the stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon at any duly organized annual or special meeting of stockholders, or (2), with respect to those matters which are not by statute reserved exclusively to the stockholders, by vote of a majority of the Board of Directors, including a majority of the Independent Directors of the Corporation, in office at any regular or special meeting of the Board of Directors. It shall not be necessary to set forth such proposed amendment, repeal or new Bylaws, or a summary thereof, in any notice of such meeting, whether annual, regular or special.